Exhibit 32.0

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, Christopher J. Pribula, Chief Executive Officer of SR Bancorp, Inc. (the “Company”), and Harris M. Faqueri, Senior Vice President and Chief Financial Officer of the Company, each certify in their capacity as officers of the Company that they have reviewed the Company’s Annual Report on Form 10-K for the year ended June 30, 2026 (the “Report”) and that, to the best of their knowledge:

(1)	the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 25, 2026	By:	/s/ Christopher J. Pribula
Christopher J. Pribula
Chief Executive Officer

Date: September 25, 2026	By:	/s/ Harris M. Faqueri
Harris M. Faqueri
Senior Vice President Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.